Exhibit 23.1(i)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Rainbow Coral Corp.

Henderson, NV

We hereby consent to the inclusion in this Registration Statement of Rainbow Coral Corp. on Form S-1 of our report dated July 14, 2015 relating to the consolidated financial statements as of March 31, 2015 and 2014 and for the years then ended. We also consent to the reference to our firm under the heading “Experts” appearing therein.

/s/ GBH CPAs, PC

GBH CPAs, PC

www.gbhcpas.com

Houston, Texas

March 7, 2016